SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

===========================================================================

                       POST EFFECTIVE AMENDMENT NO. 2
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                            ATLAS MINING COMPANY
           (Exact name of registrant as specified in its charter)

              Idaho                                         82-0096527
              -----                                         ----------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

    630 East Mullan Avenue
         Osburn, Idaho                                           83849
         -------------                                           -----
(Address of principal executive offices)                      (Zip Code)


                         2002 CONSULTANT STOCK PLAN
                         --------------------------
                          (Full title of the plan)

                              William Jacobson
                           630 East Mullan Avenue
                            Osburn, Idaho 83849
                          ------------------------
                  (Name and address of agent for service)

                               (208) 556-1181
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
Title of      Amount         Maximum        Maximum
Securities    to be          Offering       Aggregate      Amount of
to be         Registered     Price Per      Offering       Registration
Registered    (1)            Share (2)      Price (2)      Fee
------------- -------------- -------------- -------------- --------------
Common Stock  5,000,000      $.20           $1,025,000     $129.87
------------- -------------- -------------- -------------- --------------


(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the bid and asked price reported on September 14, 2004, as reported on the OTC Electronic Bulletin Board.




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                     GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purposed of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same consultant stock plan is effective.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2002 (FILE NO. 333-98821) IS HEREBY INCORPORATED BY REFERENCE.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this registration statement:

     (a) The Annual Report for the fiscal year ended December 31, 2003 filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on March 30, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b) The Quarterly Report for the quarter ended June 30, 2004 filed on Form 10QSB on August 20, 2004.

     (b) The description of the registrant's common stock, which is included in the Registrant's Annual Report for fiscal year ended December 31, 2003, filed on Form 10KSB with the Commission on March 30, 2004.

     (c) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


              ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Law Offices of Gary L. Blum has given an opinion on the validity of the securities being registered hereunder. Gary L. Blum, principal in the law firm, is eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.




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ITEM 8.   EXHIBITS.

     5.   Opinion regarding legality

     23.1 Consent of Chisholm, Bierwolf & Nilson, LLC

     23.2 Consent of Law Offices of Gary L. Blum (included in Exhibit 5)






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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osburn, State of Idaho, on this 15th day of September, 2004.

                                ATLAS MINING COMPANY


                                /s/ William Jacobson
                                ------------------------------
                                By: William Jacobson
                                Its:  Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,
this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  September 15, 2004
                                /s/ William Jacobson
                                -----------------------------------
                                William Jacobson, Chairman


Dated:  September 15, 2004      /s/ Kurt Hoffman
                                -----------------------------------
                                Kurt Hoffman, CFO, Director


Dated:  September 15, 2004      /s/ Jack Harvey
                                -----------------------------------
                                Jack Harvey, Director


Dated:  September 15, 2004      /s/ Marqueta Martinez
                                -----------------------------------
                                Marqueta Martinez, Director



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                             INDEX TO EXHIBITS

     Exhibit
     Number    Description
     ------    -----------

     5.        Opinion regarding legality

     23.1      Consent of Chisholm, Bierwolf & Nilson, LLC

     23.2      Consent of Law Offices of Gary L. Blum (included in Exhibit
               5)



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